Exhibit 10.4

Copy of Side Letter between Registrant and E2T2, LLC

Sign Envelope ID: D2A88F97-95B5-4364-882E-2B0009CDE16B

September 9, 2020

Diego Pellicer Worldwide, Inc. Cookies Retail, LLC

Bites Enterprises, LLC

Re: Blue Bronco, LLC and related transactions Ladies and Gentlemen:

The purpose of this letter is to describe disbursement of sale proceeds, transfer of membership interests, and related transactions concerning the transfer by Albatross Management Consulting, LLC, a Colorado limited liability company (“Albatross”), of portions of its ownership of 65% of the membership interests of Blue Bronco, LLC, a Colorado limited liability company (“Blue Bronco”).

By signing below, the parties signing this letter consent to the following agreements, transfers of assets and funds, and resulting ownership of Blue Bronco:

1.	Membership Interest Purchase Agreement by and between Albatross and Diego Pellicer Worldwide, Inc. (“DPWW”), dated September 9, 2020 (the “DPWW MIPA”), in which Albatross will transfer 15.125% of the membership interests in Blue Bronco to DPWW.

2.	Membership Interest Purchase Agreement by and between Albatross and Cookies Retail, LLC (“Cookies”), dated September 9, 2020 (the “Cookies MIPA”), in which Albatross will transfer 21.50% of the membership interests in Blue Bronco to Cookies.

3.	Membership Interest Purchase Agreement by and between Albatross and Bites Enterprises, LLC, a Florida limited liability company (“Bites”), dated September 9, 2020 (the “Bites MIPA”), in which Albatross will transfer 5% of the membership interests in Blue Bronco to Bites.

4.	Membership Interest Purchase Agreement by and between Blue Bronco, on the one hand, and Itachi Capital, Inc., a Colorado corporation (“Itachi”) and Erin Turoff (“Turoff”), on the other hand, dated September 9, 2020 (the “E2T2 MIPA”), in which Blue Bronco will purchase 100% of the membership interests of E2T2 from Itachi and Turoff.

5.	Upon receipt of $408,000 from Cookies as provided in the Cookies MIPA, Albatross shall pay $300,000 to DPWW as partial payment for that certain promissory note executed by Itachi Capital, Inc. in the principal amount of $300,000, $8,000 to Black Legend Capital, and $100,000 for taxes owed by Itachi and various payables owed by E2T2, Itachi, and Albatross.

6.	Upon Cookies’ payment of $162,000 to Albatross as provided in the Cookies MIPA after governmental approval, Albatross shall pay $100,000 to Turoff with respect to the E2T2 MIPA, $39,589 to Royal Asset Management, and other amounts related to other payables, reserves or fees for the transactions and related transactions related to the agreements referenced herein.

7.	Upon transfer of the various interests described in this letter, the parties will own membership interests in Blue Bronco as follows:

Cap Table	Blue Bronco, LLC
Albatross Consulting Management, LLC	23.375%
Diego Pellicer Worldwide, Inc	15.125%
Bites Enterprises, LLC	5.00%
Cookies Retail, LLC	56.50%
Total	100.00%

Sincerely,

Neil Demers Manager

Albatross Management Consulting, LLC

President

Itachi Capital, Inc.

Agreed to and accepted on this 9th day of September, 2020.

DIEGO PELLICER WORLDWIDE, INC.

By: /s/ Nello Gonfiantini III

Name: Nello Gonfiantini III

Title: Director

COOKIES RETAIL, LLC

By: /s/ Brandon Johnson

Name: Brandon Johnson

Title: Manager

BITES ENTERPRISES, LLC

By: /s/ Sharon Pedrosa

Name: Sharon Pedrosa

Title: Manager

2